Exhibit 99.2

Acquisition of Clayton Williams Energy, Inc. January 2017

Forward-Looking Statements and Other Matters

This presentation contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy’s current views about future events. They may include, but are not limited to, statements about the benefits of the proposed merger involving Noble Energy and Clayton Williams Energy, including future financial and operating results, Noble Energy's plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts, including estimates of oil and natural gas reserves, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the requisite approval of the Clayton Williams Energy shareholders; the risk that Clayton Williams Energy or Noble Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger, the risk that a condition to closing of the proposed merger may not be satisfied, the timing to consummate the proposed merger, the risk that the businesses will not be integrated successfully, the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the diversion of management time on merger-related issues, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s and Clayton Williams Energy's businesses that are discussed in Noble Energy’s and Clayton Williams Energy's most recent annual reports on Form 10-K and in other reports on file with the Securities and Exchange Commission (“SEC”). Noble Energy's reports are also available from Noble Energy’s offices or website, http://www.nobleenergyinc.com, and Clayton Williams Energy's reports are also available from Clayton Williams Energy's offices or website, http://www.claytonwilliams.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

The SEC requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves, however, we have not disclosed our probable and possible reserves in our filings with the SEC. We use certain terms in this presentation, such as “net unrisked resources”, “type curve”, and “EUR” or “estimated ultimate recovery”. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent Form 10-K and in other reports on file with the SEC, available from Noble Energy’s offices or website, http://www.nobleenergyinc.com.

NBL

2

NBL Forward-Looking Statements and Other Matters This presentation also contains certain forward-looking non-GAAP financial measures, including return on average capital employed, net free cash flow, operating cash flow margin, EBITDA and net debt. Due to the forward-looking nature of the aforementioned non-GAAP financial measures, management cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in working capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Amounts excluded from these non-GAAP measures in future periods could be significant. Management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating Noble Energy’s overall financial performance. These non-GAAP measures are broadlyused to value and compare companies in the crude oil and natural gas industry. Additional Information And Where To Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger between Noble Energy and Clayton Williams Energy, Noble Energy will file with the SEC a Registration Statement on FormS-4 that will include a proxy statement of Clayton Williams Energy that also constitutes a prospectus of Noble Energy. Clayton Williams Energy will mail the proxy statement/prospectus to its shareholders. This document is not a substitute for any prospectus, proxy statement or any other document which Noble Energy or Clayton Williams Energy may file withthe SEC in connection with the proposed transaction. Noble Energy and Clayton Williams Energy urge Clayton Williams Energy investors and shareholders to read the proxystatement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents,free of charge, from Noble Energy's website (www.nobleenergyinc.com) under the tab "Investors" and then under the heading "SEC Filings." You may also obtain these documents, free of charge, from Clayton Williams Energy's website (www.claytonwilliams.com) under the tab "Investors" and then under the heading "SEC Filings." Participants In The Merger Solicitation Noble Energy, Clayton Williams Energy, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Clayton Williams Energy shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Clayton Williams Energy shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Noble Energy's executive officers and directors in its definitive proxy statement filed with the SEC on March 11, 2016. You can find information about Clayton Williams Energy's executive officers and directors in its definitive proxy statement filed with the SEC on April 28, 2016. Additional information about Noble Energy's executive officers and directors and Clayton Williams Energy's executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from Noble Energy and Clayton Williams Energy using the contact information above.3

NBL Highly Strategic and Complementary Acquisition Creates an Industry-Leading Southern Delaware Basin Position ▪Nearly 120,000 net acres ▪More than 4,200 gross future drilling locations ▪Over 2 BBoenet unriskedresources High-Quality, Contiguous Bolt-on Consistent with Expansion Strategy ▪Majority of locations are operated extended-length laterals ▪Adjacent to NBL existing Delaware Basin position Substantial Midstream Value ▪Existing infrastructure assets and future monetization potential with NBLX Significantly Enhances Growth and Cash Flow Acceleration ▪2016–2020E: Combined Delaware volumes increase to 145 to 180 MBoe/d (73 –83% CAGR*)U.S. onshore oil now grows at a 28 –34% CAGR* Total company oil volume CAGR of 16 –21%*Operating cash flow outpaces volumes with a 33 –45% CAGR* Rapid acceleration plan materially enhances oil and long-term growth outlook * Ranges used throughout the presentation represent base to upside plan outcomes and reflect adjustments for divestitures. See base and upside plan pricing in appendix. 4

Clayton Williams Energy, Inc. Overview

Premier Southern Delaware Basin position

- **71,000 Core Delaware Acres Adjacent to Existing NBL Position**
  - Delaware position – avg. 80% WI, over 95% operated
  - Delaware potential - over 2,400 gross drilling locations with average lateral length of over 8,000’
  - Additional 100,000 other net Permian acres
- **1 Drilling Rig Currently Operating on the CWEI Delaware Assets**
- **Current CWEI Net Production of ~10 MBoe/d, 70% Oil**
  - 50% of production from the Delaware and remainder from various other interests
- **Majority of Acreage Undedicated to Third Parties**
  - Over 300 miles of existing oil, natural gas, and produced water gathering systems (~100 miles each product)


Andrews
Martin
Howard
Mitc
Loving
Winkler
Ector
Midland
Glasscock
Sterling
Ward
Crane
Upton
Reagan
Irion
Pecos
Reeves
NBL Acreage
CWEI Acreage

NBL
5

CWEI Transaction Overview

Strategic acquisition creates long-term value

Transaction Terms

- Total Transaction Value of $3.2 Bn (Includes ~$500 MM Net Debt Assumed)
- 55 MM NBL Shares to CWEI Shareholders, Who Will Own ~11% of NBL
- $665 MM Cash Consideration Funded From Draw on Revolver
- Represents Valuation of ~$32,000* per Southern Delaware Acre

Financial Highlights

- Materially Enhances Oil Focus and Growth Outlook
- Accretive to NBL Earnings and Cash Flow Beginning in 2018
- Anticipate $75 MM in Annual Synergies (G&A and Interest)

Roadmap to Closing

- Unanimously Approved by Both Companies' Boards
- CWEI Shareholder Approval Required
- Regulatory Approval and Customary Closing Conditions
- Expected Closing in 2Q 2017

** Assumes $35,000 per flowing barrel of oil equivalent and $600 MM midstream value.*

NBL 6

NBL Transaction Advances NBL Delaware Expansion Strategy Superior rock, contiguous acreage, and midstream competitive advantages Focus on High-Quality Geology and Increase Oil Exposure ▪Acreage located in the over-pressured, low GOR area (over 75% oil) Capacity to Accelerate Activity and Growth ▪Increasing activity on CWEI acreage to 3 operated rigs by YE17 and 5 to 6 in 2020 ▪Base plan delivers 60 MBoe/d in 2020E on CWEI acreage, nearly 60% CAGR from 2016 Strong EURs and Returns That Enhance NBL Portfolio ▪1.0 MMBoeEUR WolfcampA type curve NBL Unconventional Expertise to Drive Significant Performance Upside ▪Utilize DJ Basin, Texas, Marcellus knowledge of enhanced completions and IDPs ▪Tremendous performance uplift in acquired ROSE assets since mid-2015 Leverage Midstream Capabilities to Increase Value 7

NBL Industry-Leading Combined Southern Delaware Basin Position Best-in-class assets and best-in-class operator Transaction Creates 2ndLargest Southern Delaware Operator Accelerating Activity and Applying NBL Expertise ▪Leverage NBL technical capabilities in onshore unconventionals Development Efficiencies From Long-Laterals, Drill Time Reduction and Increased Recovery Enhancing Long-Term Capital Efficiency ▪Avg. lateral length of 7,800 feet over combined position ▪NBL top-tier well results in the basin 0 25 50 75 100 125 CXO NBL +CWEI OXY FANG CDEV PDCE JAG PE CPE Southern Delaware Basin Net Acreage (000s) NBL Acreage CWEI Acreage Combined 120K Net Acres Source: review of public disclosures 8

NBL Additions Significantly Expand Delaware Scale More than doubling future opportunity set 47.2 NBL Net Acres (000s) 71 CWEI Added 118.2 Combined 3 NBL YE 2017 Rigs 3 CWEI Added 6 Combined 0 750 1,500 2,250 3,000 3,750 4,500 NBL CWEI Added Combined Gross Hz. Drilling Locations 0 5 10 15 20 NBL CWEI Added Combined Current Pro forma Production (MBoe/d) 0.0 0.5 1.0 1.5 2.0 NBL CWEI Added Combined Net UnriskedResources (BBoe)9

NBL Premier Geology Foundation for Value Creation Expanding Noble’s core of the core position Over-Pressured Oil Reservoir ▪Over 75% oil High-Quality Stacked Targets Across Position ▪Pay interval 3,200 ftthick Well Control Data Provides Certainty on Geologic Quality and Consistency ▪100 existing wells, including 48 horizontal wells Low Water Production Contributes to Advantaged Cost Structure / Margins NBL CWEI Acreage DelawareRange Porosity (%) 10-11 9-11 6-12 GOR(scf/b) 1,500-2,000 1,500-2,000 1,500-9,000 Water Production(BW/BO) 1-2 1.5-2 1-7

NBL Significant Stacked Pay Running Room Adds 2,400 identified future drilling locations Majority of Undeveloped CWEI Acreage Value Allocated to WolfcampA Upper and Lower Nearby Industry Well Results Indicate Substantial Stacked Pay Upside ▪Tests include 2ndand 3rdBone Spring, WolfcampB, WolfcampC Optionality From Potential Woodford and Barnett Prospectivity Transaction Value DriverTargeted Wells per Section NBL CWEIAcreage Peer Range Development Plan 3rd Bone Spring 4 ?? 4-7 Wolfcamp A Upper & Lower 12 12 7-15 Wolfcamp B 6 4 6 Wolfcamp C 6 6 4-6 Gross Inventory 1,825 2,400 PotentialUpside 1st Bone Spring & Avalon 4 6-16 2nd Bone Spring 4 ?? 4-6 TotalInventory 2,300 2,400

Southern Delaware Basin Well Performance

Strong results from multiple benches across Southern Delaware Basin



Jersey Lilly 17 1H
Lateral: 4,848'
Proppant: 3,015 lb/ft
In flowback
Soapy Smith 36 1H
Lateral: 2,801'
Proppant: 1,816 lb/ft
IP30:728 BOE/D
Sky King 47 4H
Lateral: 4,611'
Proppant: 5006 lb/ft
In flowback
Sam Prewitt 255-256 2H
Lateral: 3,417'
Proppant: 4,215 lb/ft
In flowback
Campbell 803H
Lateral: 4,281'
Proppant: 1,800 lb/ft
IP30: 758 BOE/D
Armstrong 149 3H
Lateral: 4,013'
Proppant: 1,274 lb/ft
IP30: 777 BOE/D
Armstrong 149 1H
Lateral: 3,862'
Proppant: 1,725 lb/ft
IP30: 994 BOE/D
Brooks 1H
Lateral: 3,966'
Proppant: 1,233 lb/ft
IP30: 679 BOE/D
Collier – Hammett 1H
Lateral: 4735'
Proppant: 990 lb/ft
IP30: 917 BOE/D
Totsy 206H
Lateral: 3,600'
Proppant: 1,352 lb/ft
IP30: 599 BOE/D
Oppenheimer 188 1H
Lateral: 4,673'
Proppant: 1,836 lb/ft
IP30: 1,894 BOE/D
Johnny Ringo State 9 3H
Lateral: 4,691'
Proppant: 2,556 lb/ft
IP30: 1,504 BOE/D
Johnny Ringo State 9 2H
Lateral: 3,823'
Proppant: 546 lb/ft
IP30: 900 BOE/D
Black Jack 16 7H
Lateral: 4,616'
Proppant: 3,120 lb/ft
In flowback
Calamity Jane 2101H
Lateral: 4,859'
Proppant: 3,072 lb/ft
IP30: 2,541 BOE/D
Gaucho State 14-15 45H
Lateral: 7,500'
Proppant: 3,078 lb/ft
In flowback
Lemur 24 1H
Lateral: 4,498'
Proppant: 2,171 lb/ft
IP30: 936 BOE/D
Lemur Unit 24 2H
Lateral: 4,450'
Proppant: 2,900 lb/ft
IP30: 1,100 BOE/D
Geltemeyer 297 1H
Lateral: 4,737'
Proppant: 2,439 lb/ft
IP30: 1,217 BOE/D
Klipsinger State 24 E2 1H
Lateral: 4,264'
Proppant: 1,833 lb/ft
IP30: 1,154 BOE/D
Collier 34-51 1H
Lateral: 6,284'
Proppant: 2,242 lb/ft
IP30: 2,003 BOE/D
Oppenheimer 188 2H
Lateral: 4,176'
Proppant: 2,276 lb/ft
IP30: 1,328 BOE/D
3rd BoneSpring
Wolfcamp A
Wolfcamp B
Wolfcamp C

NBL 12

NBL Acquisition Stacks Up Well with Existing Delaware Inventory Robust WolfcampA economics enhanced with long laterals WolfcampA Driving Multi-Year Value and Production Growth With Estimated 1 MMBoeEUR and ROR Ranges 60% -90% at Base/Upside Plan Pricing ▪Most recent CWEI wells materially outperforming acquisition type curve Extended Laterals Significantly Enhance Returns and NPV ▪2,400 locations avg. 8,000’ lateral length 0 2 4 6 8 10 12 14 0% 20% 40% 60% 80% 100% 4,850' 7,500' 10,000' WolfcampA Well BTAX ROR* and NPV* BTAX ROR NPVLateral Length 4,850’ 7,500’ 10,000’ Well Cost ($MM) 6.5 8.5 10.0 EUR (MBoe) 650 1,000 1,300

NBL Material Value Through Acceleration and Unconventional Expertise Growing volumes on acquired acreage to 60 MBoe/d by 2020 0 2,000 4,000 6,000 8,000 CWEI '15-'16 Average NBL Plan Lateral Length (ft) 0 500 1,000 1,500 2,000 2,500 3,000 CWEI '15-'16 Average NBL Plan ProppantConcentration (lbs/ft) 0 10 20 30 40 Analyst Consensus NBL Plan 2018E Production (MBoe/d) from CWEI Acreage Rapid Ramp from 1 Operated Rig Currently to 3 Rigs by YE 17 and 5-6 Rigs by 2020 Capacity to Grow at Faster Pace ▪2018E sales volume over 2X current CWEI analyst consensus ▪Materially lower cost of capital Ideal Asset to Leverage NBL’s Unconventional Expertise ▪Multi-well pad drilling, long laterals ▪Completion optimization ▪Integrated infrastructure approach 14

NBL 0 1 2 3 4 5 6 0 10 20 30 40 50 60 70 2017E 2018E 2019E 2020E Sales Volumes 0 100 200 300 400 500 600 2017E 2018E 2019E 2020E Capital** $MM NBL Outlook for CWEI Assets Volumes Grow at ~60% CAGR 2016-2020E Asset Reaches 60 MBoe/d in 2020E in Base Plan and 70 MBoe/d in Upside Plan Net Free Cash Flow* Positive Beginning in 2018 Exit 2017 with 3 Operated Rigs Approximately 15 New Operated Wells Online in 2017 NBL accelerating activity and growth MBoe/d * See appendix for definition of this non-GAAP measure** Excludes NBLX estimated capital expenditures Note: 2017 sales volumes and capital are pro forma for a full year of operations CWEI Upside CWEI Base Operated Rig Count CWEI Upside CWEI Base Avg. Rig Count Upside Avg. Rig Count Base Increasing Total Operated Delaware Rig Count 3 YE 2017E 5-6 2020E15

NBL Midstream Assets Enhance Operational and Financial Flexibility Unique midstream position with acreage largely undedicated Material Benefits of Infrastructure Ownership ▪Supports long-term growth objectives ▪Ensures timely well connects ▪Lowers cost structure Further Enhances NBLX’s Permian Basin Scale and Drop Down Inventory Existing Acreage Largely Undedicated For Oil, Natural Gas and Produced Water Gathering Third-Party Acreage Dedication to Current and Future System Buildout(Avg. 12,500 Acres) CWEI Current MidstreamAsset Footprint Midstream Service Existing Pipeline (Miles) Capacity Utilization (%) Oil Gathering > 100 10 MBbl/d 60 Gas Gathering > 100 10 MMcf/d 70 Produced Water Gathering > 100 15 MBbl/d 100

NBL Planning Infrastructure for Optimal Long-Term Development NBL development plan drives $600 million in current midstream value Midstream Facility Build Out Consistent With Development Underway in Delaware ▪NBLX installing first central gathering facility on NBL existing acreage, operational mid 2017 ▪Design to maximize flexibility and match development pace ▪Incorporates produced water recycling and integrated water wells and ponds Anticipate Incremental 3-5 Central Gathering Facilities For Long-Term Development on Acquired CWEI Acreage ▪6-10 facilities total for combined 120,000 net acres Each Central Gathering Facility Capacity Approximates ▪20 to 30 MB/d oil ▪50 to 60 MMcf/d gas ▪30-50 MB/d produced water 17

NBL 0 2 4 6 8 10 12 14 0 25 50 75 100 125 150 175 200 2017E 2018E 2019E 2020E Delaware Sales Volumes 0 250 500 750 1,000 1,250 1,500 2017E 2018E 2019E 2020E Delaware Capital** $MM Updated Combined Delaware Outlook to 2020 73-83% CAGR 2016-2020E Pro forma ▪Plans for NBL existing acreage remain unchanged Combined Volumes Grow to 145-180 MBoe/d by 2020E Net Free Cash Flow* Positive Beginning in 2018 Approximately 50 New Operated Wells Online in 2017 Expanding on an already significant growth story MBoe/d Increasing Total Operated Rig Count * See appendix for definition of this non-GAAP measure** Excludes NBLX estimated capital expenditures Note: 2017 sales volumes and capital are pro forma for a full year of operations Combined Upside Combined Base 6 YE 2017 Pro forma Combined 10-13 2020E Pro forma Combined Operated Rig Count Pro forma Upside Pro forma Base Avg. Rig Count Upside Avg. Rig Count Base18

NBL Enhancing NBL Position as Leading U.S. Onshore Operator with Top Tier Acreage 2 BBoeeach in core oil positions in DJ and Delaware Delaware 352,000 net acres 3,220 gross locations 8,400’ average lateral length 2BBoe net unrisked resources Eagle Ford Marcellus 363,000 net acres 1,900 gross locations 8,000’ average lateral length 20 Tcfenet unrisked resources DJ Basin 118,000* net acres 4,225 gross locations 7,800’ average lateral length 2BBoe net unrisked resources 35,000 net acres 360 gross locations 7,600’ average lateral length 460 MMBoe net unrisked resources * Reflects acreage post acquisition close. Excludes 100,000 other Permian acres. 0 2,000 4,000 6,000 8,000 10,000 <$40/Bbl<$2/Mcf Base PlanPricing Gross IdentifiedLocations USO Gross Inventory 55% of Future Drilling Locations with at Least 10% BTAX Rate of Return at $40/Bbland $2/Mcf ▪8,000ft. lateral avg. Combined ~8 BBoe Net Unrisked Resources Eagle Ford NBL Existing Delaware DJ Marcellus BTAX PV10 or Greater Wells 7,200 Nov. 16 Increased USO Inventory by 35% 9,750 Pro forma CWEI Delaware Additions19

NBL Transaction Accelerates Volumes and Cash Flow Even Faster New addition increases volume growth by 3 to 5 percentage points, Cash flow up 7 points Total NBL 33% 45% Total Company Operating Cash Flow Grows Even Stronger * (2016 –2020E CAGR Pro forma) 11% 15% 16% 20% 16% 21% 28% 34% * Adjusted for divestitures New Upside New Base Nov. 16 Upside Nov. 16 Base New Upside New Base Nov. 16 Upside Nov. 16 Base Strong Total and Oil Volume Growth (2016 –2020E CAGR Pro forma)* Total NBL U.S. Onshore Total NBL Oil U.S. Onshore Oil20

NBL Track Record of Enhancing Value Through M&A Rosetta outcomes far exceeding merger plan 0 100 200 300 400 500 600 A NBL B C D E F G H I 2016 Delaware Basin Operator Average 24 Hour Test Rate per 1,000 ft Boe/d per 1,000 ft. Source: Analysis by KLR Group, report dated 10/20/16; Peers include APA, APC, BHP, CVX, CXO, EOG, MTDR, OXY, PE, REN Differentiated Well Performance Through Application of Unconventional Expertise Undeveloped Delaware Acreage Value Texas Net UnriskedResources 3.5-5.5X 80-120% 2020ETexas Volumes G&A Synergies 50% 2016 Interest Cost Savings 50% $50 MM 0 100 200 300 400 500 0 100 200 300 400 Cum. MBoe Days on Production Well Results Improving with Enhanced Completions Gen 1 Gen 2 Gen 3 WCA Current Type Curve Gen 4 Note: Gross 3 stream normalized to 7,500’ lateral NBLDesigned: 2,000+ lbs/ft Slickwater Legacy ROSE 21

NBL Highly Strategic and Complementary Acquisition Creates an Industry-Leading Southern Delaware Basin Position ▪Nearly 120,000 net acres ▪More than 4,200 gross future drilling locations ▪Over 2 BBoenet unriskedresources High-Quality, Contiguous Bolt-on Consistent with Expansion Strategy ▪Majority of locations are operated extended-length laterals ▪Adjacent to NBL existing Delaware Basin position Substantial Midstream Value ▪Existing infrastructure assets and future monetization potential with NBLX Significantly Enhances Growth and Cash Flow Acceleration ▪2016–2020E: Combined Delaware volumes increase to 145 to 180 MBoe/d (73 –83% CAGR*)U.S. onshore oil now grows at a 28 –34% CAGR* Total company oil volume CAGR of 16 –21%*Operating cash flow outpaces volumes with a 33 –45% CAGR* Rapid acceleration plan materially enhances oil and long-term growth outlook * Ranges used throughout the presentation represent base to upside plan outcomes and reflect adjustments for divestitures. See base and upside plan pricing in appendix. 22

NBL Appendix 23

NBL Period BasePlan Upside Plan WTI, Brent ($/Bbl) Henry Hub ($/Mcf) WTI,Brent ($/Bbl) Henry Hub ($/Mcf) 2017 $50 $3 $60 $3 2018 $55 $3 $65 $3 2019 $55 $3 $65 $3 2020 $56 $3 $66 $3 ’17-’20 Avg $54 $3 $64 $3

NBL Defined Terms Defined Terms and Divestment AdjustmentsTerm Definition Operating CashFlow GAAP Net cashprovided by operating activities Net Free Cash Flow Operating cash flow less organic cash capital lessdividend